Exhibit 4.1
Orbital Sciences Corporation
2.4375% Convertible Senior Subordinated Notes due 2027
INDENTURE
Dated as of December 13, 2006
The Bank of New York, as Trustee

i

CROSS REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
Section	310	13.01
	310(a)(1)	8.10
	(a)(2)	8.10
	(a) (3)	N.A.**
	(a) (4)	N.A.
	(a) (5)	8.10
	(b)	8.08, 8.10
	(c)	N.A.
Section	311	13.01
	311 (a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	13.01
	312(a)	2.05
	(b)	13.03
	(c)	13.03
Section	313	13.01
	313(a)	8.06(a)
	(b)(1)	N.A.
	(b)(2)	8.06(a)
	(c)	8.06(a)
	(d)	8.06(b)
Section	314	13.01
	314(a)	5.02(a); 5.03
	(b)	N.A.
	(c)(1)	2.02; 9.01; 13.04
	(c)(2)	9.01; 13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.04
	(f)	N.A.
Section	315	13.01
	315(a)	8.01(b)
	(b)	8.05
	(c)	8.01(a)
	(d)	8.01(c)
	(d)(2)	8.01(c)
	(d)(3)	8.01(c)
	(e)	7.11
Section	316	13.01
	316 (a)	7.05; 10.02(b)
	(b)	7.07
	(c)	13.05(a)

TIA		INDENTURE
SECTION		SECTION
Section	317	13.01
	317(a)(1)	7.08
	317(a)(2)	7.09
	317(b)	2.04
Section 318		13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of December 13, 2006 is between Orbital Sciences Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).
     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “Additional Interest” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Amended and Restated Credit Agreement” means that certain Credit Agreement dated as of December 29, 2004 as among the Company, as borrower, the Lenders referred to therein, Bank of America, N.A., as Administrative Agent and Wachovia Bank, National Association, as Documentation Agent, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.
     “Applicable Conversion Period” means, with respect to a conversion of Securities, the 10 consecutive Trading Day period commencing on the third Trading Day following the date the Securities are tendered for conversion.
     “Applicable Conversion Rate” means, as of any Trading Day, the Conversion Rate in effect on such date after giving effect to any adjustment provided for under Section 4.06 or Section 4.01(h).
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

     “Average Price” means, with respect to a conversion of Securities, an amount equal to the average of the Closing Sale Prices of shares of Common Stock for each Trading Day in the Applicable Conversion Period.
     “Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
     “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.
     “Business Day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
     “Closing Sale Price” of the Common Stock or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock or such other capital stock or similar equity interests or other securities are traded or, if the Common Stock or such other capital stock or similar equity interests or other securities is not listed on a United States national or regional securities exchange, as reported by the National

Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Company shall determine the Closing Sale Price on such basis as it considers appropriate.
     “Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.
     “Conversion Date” means, with respect to a Security, the date on which the Holder of the Security has complied with Section 4.02(a).
     “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the Applicable Conversion Rate, rounded to the nearest cent, which price shall be initially $24.48 per share of Common Stock.
     “Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 40.8513 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
     “Conversion Value” means, for each $1,000 principal amount of Securities, the product of (a) the Applicable Conversion Rate and (b) the Average Price.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of The Bank of New York, located at 101 Barclay Street – 8W, New York, NY 10286, attention: Corporate Trust Administration.
     “Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Amended and Restated Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.
     “Daily Share Amount” for each $1,000 principal amount of Securities and each Trading Day in the Applicable Conversion Period is equal to the greater of:
     (a) zero; and
     (b) a number of shares of Common Stock determined by the following formula:
(CSP x CR) – ($1,000 + Net Cash Amount, if any)
10 x CSP
where:
“CSP” means the Closing Sale Price per share of Common Stock on such Trading Day,
“CR” means the Applicable Conversion Rate, and
“Net Cash Amount” has the meaning set forth in this Section 1.01.
     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
     “Designated Senior Indebtedness” means (i) any Indebtedness outstanding under the Amended and Restated Credit Agreement and (ii) any other Senior Indebtedness the principal amount of which is $5 million or more and that has been designated by the Company as “Designated Senior Indebtedness.”
     “Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Ex-dividend Date” means the first date upon which a sale of shares of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of shares of the Common Stock to its buyer.
     “Final Maturity Date” means January 15, 2027.
     “Fundamental Change” means the occurrence at any time any of any of the following events:

     (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to shares of Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the shares of outstanding Common Stock are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property;
     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company or any majority-owned subsidiary of the Company, any employee benefit plan of the Company or such subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of the beneficial interest of the Company then outstanding entitled to vote generally in elections of directors;
     (3) during any period of 12 consecutive months beginning after the date of original issuance of the Securities, persons who at the beginning of such 12-month period constituted the Board of Directors of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors of the Company who were either members of the Board of Directors of the Company at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company;
     (4) the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States; or
     (5) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company.
     Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (3) have occurred, except as specified in clauses (x) and (y) below, a Fundamental Change will not be deemed to have occurred if either: (x) the Closing Sale Price per share of Common Stock for any five Trading Days within (i) the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock, or (ii) the period of 10 consecutive Trading Days ending immediately after the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price in effect on each of those Trading Days; provided, however, that the exception to the definition of “Fundamental Change” specified in this clause (x) shall not apply in the context of a Fundamental Change for purposes of Section 4.01(h) or Section 4.01(a)(4); or (y) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Fundamental Change consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Securities become convertible into such shares of common stock (or depositary receipts or other certificates representing common equity interests). For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
     “Fundamental Change Purchase Date” has the meaning provided in Section 3.01(b) hereof.
     “Fundamental Change Purchase Notice” has the meaning provided in Section 3.01(c) hereof.
     “Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus unpaid interest (including Additional Interest, if any) accrued to, but excluding, the Fundamental Change Purchase Date.
     “GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
     “Hedging Obligations” means, with respect to any specified person, the obligations of such person under:
     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and
     (2) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (3) in respect of borrowed money;
     (4) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (5) in respect of banker’s acceptances;
     (6) representing Capital Lease Obligations;
     (7) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
     (8) representing any hedging obligations,
if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
     In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.
     Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be:
     (A) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
     (B) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.
     “Initial Purchasers” means Wachovia Capital Markets, LLC and Banc of America Securities LLC.
     “Interest Payment Date” means January 15 and July 15, commencing July 15, 2007.

     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Net Amount” has the meaning provided in Section 4.13(a) hereof.
     “Net Cash Amount” has the meaning provided in Section 4.13(b) hereof.
     “Net Shares” has the meaning provided in Section 4.13(b) hereof.
     “NYSE” means New York Stock Exchange.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officer” means the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company and by the Controller, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.
     “Optional Repurchase Date” has the meaning provided in Section 3.02(a) hereof.
     “Optional Repurchase Notice” has the meaning provided in Section 3.02(c) hereof.
     “Optional Repurchase Price” has the meaning provided in Section 3.02(a) hereof.
     “Outstanding” means Securities outstanding in accordance with Section 2.08.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

     “Principal” or “principal” of a debt security, including the Securities, means the principal of the debt security plus, when appropriate, the premium, if any, on the debt security.
     “Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Section 11.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 11.01 hereof.
     “Redemption Price” has the meaning provided in Section 11.01(b) hereof.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 13, 2006, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.
     “Regular Record Date” means, with respect to each Interest Payment Date, the January 1 or July 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.
     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.
     “Rule 144” means Rule 144 under the Securities Act, as it may be amended from time to time, or any successor to such Rule.
     “Rule 144A” means Rule 144A under the Securities Act, as it may be amended from time to time, or any successor to such Rule.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means (x) the $143,750,000 aggregate principal amount of 2.4375% Convertible Senior Subordinated Notes due 2027, or any of them, as amended or supplemented from time to time, that are issued under this Indenture on the date of this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Senior Indebtedness” means:

     (1) all Indebtedness of the Company outstanding under Credit Facilities and all Hedging Obligations with respect thereto;
     (2) the Company’s existing 9% Senior Notes due 2011;
     (3) any other Indebtedness of the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities; and
     (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).
     Notwithstanding anything to the contrary in the preceding, senior indebtedness will not include:
     (A) any liability for federal, state, local or other taxes owed or owing by the Company; or
     (B) any Indebtedness of the Company to any of its subsidiaries or other affiliates.
     “Senior Subordinated Indebtedness” means any Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other Obligation of the Company which is not Senior Indebtedness.
     “Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act as in effect on the date of this Indenture.
     “Subordinated Indebtedness” means any Indebtedness of a party (whether outstanding on the date of this Indenture or thereafter incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.
     “Subsidiary” means, with respect to any Person:
     (1) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are that person or one or more subsidiaries of that person (or any combination thereof).

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if shares of Common Stock are not then listed on the NYSE, on the principal other United States national or regional securities exchange on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on a United States national or regional securities exchange, in the principal other market on which shares of Common Stock are then traded or quoted.
     “Trading Price” means, with respect to the Securities on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for a $2,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers. If at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $2,000,000 principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Closing Sale Price of shares of Common Stock and the Applicable Conversion Rate on such determination date.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Fundamental Change Shares”	4.01(h)
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Company Order”	2.02
“Company Notice”	3.01
“Conversion Agent”	2.03

Term	Defined in Section
“Depositary”	2.01
“Distribution Notice”	4.01(c)
“DTC”	2.01
“EDGAR”	5.02(b)
“Event of Default”	7.01
“Expiration Time”	4.06
“Legend”	2.12
“Make Whole Premium”	4.01
“Notice of Default”	7.01
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03
“Primary Registrar”	2.03
“Principal Return”	4.13
“QIB”	2.01
“Receiver”	7.01
“Registrar”	2.03
“record date”	4.06
“Spin-Off”	4.06(a)(3)
“Stock Price”	4.01(h)
“tender offer”	4.06
     Section 1.03. Trust Indenture Act Provisions.
     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder of a Security;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
     (5) the masculine gender includes the feminine and the neuter;
     (6) references to agreements and other instruments include subsequent amendments thereto; and
     (7) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01. Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBS” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Securities” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Securities” attached thereto). Each Global Security shall represent such of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST

HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02. Execution and Authentication.
     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. Initially, $143,750,000 aggregate principal amount of Initial Securities shall be authenticated and delivered under the Indenture.
     (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
     (c) If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (d) A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     (e) The Trustee shall authenticate and make available for delivery Securities for original issue upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.
     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     Section 2.03. Registrar, Paying Agent and Conversion Agent.
     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).
     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.
     Section 2.04. Paying Agent to Hold Money in Trust.
     Prior to noon, New York City time, on each due date of the payment of principal of, or interest (including Additional Interest, if any) on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest (including Additional Interest, if any) on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before noon, New York City time, on each due date of the principal of, or interest (including Additional Interest, if any) on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     Section 2.05. Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
     Section 2.06. Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any such taxes or other governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 2.12(a), 3.04, 4.02(e), or 4.04).
     (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange, issue or register the transfer or conversion of (1)(A) in the event of any redemption in part, any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, (B) register the transfer or conversion of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (2) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice or an Optional Repurchase Notice has been delivered and not withdrawn by the Holder thereof.
     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07. Replacement Securities.
     (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.
     (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08. Outstanding Securities.
     (a) Securities Outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those redeemed by the Company pursuant to Article 11, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not Outstanding.
     (b) If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds funds sufficient in respect of the Outstanding Securities on a Fundamental Change Purchase Date, Optional Repurchase Date, Redemption Date or the Final Maturity Date to pay the principal of, and unpaid interest (including Additional Interest, if any) accrued on, Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date, Optional Repurchase Date, Redemption Date or Final Maturity Date, as the case may be, (i) such Securities (or portions thereof, as the case may be) shall cease to be Outstanding, (ii) cash interest and Additional Interest, if any, on them shall cease to accrue, and (iii) all rights of Holders of such Securities will terminate except the right to receive the amount payable on that date.
     (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.09. Treasury Securities.
     In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     Section 2.10. Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.
     Section 2.11. Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. Except as permitted by Article III hereof, all Securities which are purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation. The Company may not hold or resell such Securities or issue any new Securities to replace any Securities that any Holder has converted pursuant to Article 4.
     Section 2.12. Legend; Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to Section 2.12(b) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
     As used in Sections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     (e) The provisions below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.
     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange

Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” (B) an Event of Default has occurred and is continuing with respect to the Securities, or (C) the Company, in its sole discretion, determines at any time that the Securities shall no longer be represented by a Global Security. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) Subject to clause (6) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

     (7) At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.
     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear the restrictive legend required to be included with a Restricted Security, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.
Section 2.13 Withholding.
     At the maturity of the principal of the Securities, whether at Final Maturity or upon earlier redemption of the Securities pursuant to Article 11 hereof or repurchase of Securities pursuant to Section 3.01 or 3.02 hereof or otherwise, and as otherwise required by law, the Company may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law. Additionally, the Company may deduct and withhold from any payment of interest (including Additional Interest, if any) on the Securities otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.
     Section 2.14. CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
REPURCHASE
     Section 3.01. Repurchase at Option of Holders upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, a Holder of Securities shall have the right to require the Company to repurchase such Holder’s Securities, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to the Fundamental Change Purchase Price, subject to satisfaction by or on behalf of the Holder of the requirements set forth below.
     (b) Within 20 days after the occurrence of a Fundamental Change, the Company shall notify the Holders of the Fundamental Change (the “Company Notice”). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:
     (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;
     (2) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent;
     (3) the date on which the Company will repurchase Securities in connection with a Fundamental Change, which must be not less than 15 days nor more than 30 days after the date of the Company Notice (such date, the “Fundamental Change Purchase Date”);
     (4) the Fundamental Change Purchase Price;
     (5) the name and address of the Trustee, the Paying Agent and the Conversion Agent;
     (6) that Securities in respect of which a Fundamental Change Purchase Notice is provided by a Holder shall not be converted in accordance with their terms, even if otherwise convertible, unless such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the provisions of this Section 3.01;
     (7) that Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;
     (8) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given will be paid within two Business Days after the later of the Fundamental Change Purchase Date or the time at which such Securities are surrendered for repurchase;
     (9) that, unless the Company defaults in making payment of the Fundamental Change Purchase Price, interest on Securities surrendered for repurchase will cease to accrue on and after the Fundamental Change Purchase Date; and

     (10) the CUSIP number of the Securities.
     The Company shall deliver a copy of the Company Notice to the Trustee. The Company shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Fundamental Change or publish such information in a newspaper of general circulation in The City of New York, or on the web site of the Company, or through such other public medium as the Company deems appropriate at that time.
     (c) A Holder may exercise its rights specified in this Section 3.01 upon delivery of a written notice of such Holder’s exercise of its repurchase right (a “Fundamental Change Purchase Notice”) to the Trustee (or Paying Agent) at any time prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date, stating:
     (1) if such Securities are in certificated form, the certificate number(s) of the Securities which the Holder will deliver to be repurchased;
     (2) the portion of the principal amount of the Securities to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of Securities is in an authorized denomination; and
     (3) that such Security shall be repurchased pursuant to the applicable provisions hereof and of the Securities.
     The Trustee (or any Paying Agent) shall promptly notify the Company in writing of the receipt by it of any Fundamental Change Purchase Notice.
     Book-entry transfer of Securities in book-entry form in compliance with the Applicable Procedures or delivery of Securities in certificated form (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor. Holders electing to require the Company to repurchase Securities must effect such transfer or delivery to the Paying Agent prior to the Fundamental Change Purchase Date to receive payment of the Fundamental Change Purchase Price on or within two Business Days after the Fundamental Change Purchase Date. The Company shall pay the Fundamental Change Purchase Price within two Business Days after the later of the Fundamental Change Purchase Date or the time of such transfer or delivery of the Securities.
     (d) If a Holder delivers a Fundamental Change Purchase Notice, it may not thereafter surrender Securities for conversion unless such Fundamental Change Purchase Notice is withdrawn as permitted below. A Fundamental Change Purchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date specifying:
     (1) the Holder’s name;

     (2) the principal amount of Securities in respect of which the Fundamental Change Purchase Notice is being withdrawn, which must be an integral multiple of $1,000;
     (3) if the Securities subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Securities subject to the notice of withdrawal; and
     (4) the principal amount of Securities, if any, that remains subject to the Fundamental Change Purchase Notice, which must be an integral multiple of $1,000.
     If Securities subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the Applicable Procedures.
     (e) On or before noon (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent money sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 3.01. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate (other than the right to receive the Fundamental Change Purchase Price (and Additional Interest, if any) due on the Fundamental Change Purchase Date). Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.
     (f) Notwithstanding the foregoing, no Securities may be repurchased by the Company in accordance with the provisions of this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Securities (other than a default in the payment of the Fundamental Change Purchase Price for such Securities).
     (g) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.
     (h) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     (i) The Company may arrange for a third party to purchase any Securities for which it receives a valid Fundamental Change Purchase Notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in this Section 3.01 applicable to the repurchase right with respect to the Securities. If a third party purchases any Securities under these circumstances, then interest will continue to accrue on those Securities and those Securities will continue to be Outstanding after the Fundamental Change Purchase Date and will be fungible with all Securities then Outstanding. The third party subsequently may resell those purchased Securities to other investors. In addition, the Company shall not be required to make an offer to repurchase the Securities upon a Fundamental Change if a third party makes such offer to repurchase the Securities in the manner, at the times and otherwise in compliance with the requirements described in this Section 3.01 applicable to an offer to repurchase the Securities by the Company and purchases all Securities validly tendered and not withdrawn.
     Section 3.02. Repurchase at Option of Holders on Certain Dates.
     (a) Holders of Securities shall have the right to require the Company to repurchase in whole or in part (in principal amounts of $1,000 or an integral multiple thereof), on each of January 15, 2014, January 15, 2017, and January 15, 2022 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Securities to be repurchased plus unpaid interest (including Additional Interest, if any) accrued to, but excluding, the Optional Repurchase Date (such amount, the “Optional Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth below.
     (b) On or before the 30th day prior to each Optional Repurchase Date, the Company shall provide a written notice by first class mail to the Trustee, any Paying Agent and all Holders (and to beneficial owners as required by applicable law). The notice shall include a form of Optional Repurchase Notice to be completed by the Holder and shall state:
     (1) the Optional Repurchase Date;
     (2) the Optional Repurchase Price;
     (3) the name and address of the Trustee, the Paying Agent and the Conversion Agent;
     (4) that Securities must be surrendered to the Paying Agent to collect payment of the Optional Repurchase Price;
     (5) that the Optional Repurchase Price for any Security as to which an Optional Repurchase Notice has been duly given will be paid within two Business Days after the later of the Optional Repurchase Date or the time at which such Securities are surrendered for repurchase;
     (6) that, unless the Company defaults in making payment of the Optional Repurchase Price, interest on Securities surrendered for repurchase will cease to accrue on and after the Optional Repurchase Date;
     (7) that Securities in respect of which an Optional Repurchase Notice is provided by a Holder shall not be convertible in accordance with their terms even if otherwise convertible unless such Holder validly withdraws such Optional Repurchase Notice in accordance with the provisions of this Section 3.02; and
     (8) the CUSIP number of the Securities.
     The Company shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York, or on the web site of the Company, or through such other public medium as the Company deems appropriate at that time.

     (c) A Holder may exercise its rights specified in this Section 3.02 upon delivery of a written notice of repurchase (an “Optional Repurchase Notice”) to the Paying Agent during the period beginning at any time from the opening of business on the date that is 30 days prior to the applicable Optional Repurchase Date until the close of business on the third Business Day prior to such Optional Repurchase Date, stating:
     (1) if such Securities are in certificated form, the certificate number(s) of the Securities which the Holder will deliver to be repurchased;
     (2) the portion of the principal amount of the Securities to be repurchased, in integral multiples of $1,000; and
     (3) that such Securities shall be repurchased pursuant to the applicable provisions hereof and the Securities.
     The Paying Agent shall promptly notify the Company in writing of the receipt by it of any Optional Repurchase Notice.
     (d) Book entry transfer of Securities in book entry form in compliance with the Applicable Procedures or delivery of Securities in certificated form, together with all necessary endorsements, to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Repurchase Price. Holders electing to require the Company to repurchase Securities must effect such transfer or delivery to the Paying Agent prior to the Optional Repurchase Date to receive payment of the Optional Repurchase Price on or within two Business Days after the Optional Repurchase Date. The Company shall pay the Optional Repurchase Price within two Business Days after the later of the Optional Repurchase Date or the time of such transfer or delivery of the Securities.
     (e) If a Holder delivers an Optional Repurchase Notice, it may not thereafter surrender Securities for conversion unless such Optional Repurchase Notice is withdrawn as permitted below. Any Optional Repurchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Optional Repurchase Date specifying:
     (1) the Holder’s name;
     (2) the principal amount of Securities in respect of which the Optional Repurchase Notice is being withdrawn, which must be an integral multiple of $1,000;
     (3) if the Securities subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Securities subject to the notice of withdrawal; and

     (4) the principal amount of Securities, if any, that remains subject to the Optional Repurchase Notice, which must be an integral multiple of $1,000.
     If Securities subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the Applicable Procedures.
     (f) On or before noon (New York City time) on the Optional Repurchase Date, the Company shall deposit with the Paying Agent money sufficient to pay the aggregate Optional Repurchase Price of the Securities to be purchased pursuant to this Section 3.02. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Optional Repurchase Price of such Securities on the Optional Repurchase Date, then on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue, and all rights of the Holder of such Securities shall terminate (other than the right to receive the Optional Repurchase Price (and Additional Interest, if any) due on the Optional Repurchase Date). Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.
     (g) Notwithstanding the foregoing, no Securities may be purchased by the Company in accordance with the provisions of this Section 3.02 if there has occurred and is continuing an Event of Default with respect to the Securities (other than a default in the payment of the Optional Repurchase Price).
     (h) If an Optional Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     (i) The Company may arrange for a third party to purchase any Securities for which it receives a valid Optional Repurchase Notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in this Section 3.02 applicable to the offer to repurchase the Securities. If a third party purchases any Securities under these circumstances, then interest will continue to accrue on those Securities and those Securities will continue to be Outstanding after the Optional Repurchase Date and will be fungible with all other Securities then Outstanding. The third party subsequently may resell those purchased Securities to other investors.
     Section 3.03. Repayment to the Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.01 or 3.02 exceeds the aggregate Fundamental Change Purchase Price or Optional Repurchase Price, as applicable, of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date or Optional Repurchase Date, as applicable, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

     Section 3.04. Securities Purchased in Part.
     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date or Optional Repurchase Date, as applicable, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.05. Compliance with Securities Laws upon Purchase of Securities.
     In connection with any offer to purchase of Securities under Section 3.01 or 3.02, the Company shall (a) comply with Rule 13e-4 and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 and 3.02 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.06. Purchase of Securities in Open Market.
     The Company or any affiliate of the Company may, to the extent permitted by applicable law, at any time repurchase Securities in the open market, by tender at any price or by private agreement. Any Security purchased by the Company or any affiliate of the Company (a) after the date that is two years from the latest issuance of the Securities may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the Trustee for cancellation or (b) on or prior to the date referred to in clause (a) will be surrendered to the Trustee for cancellation. Any securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.
ARTICLE 4
CONVERSION
     Section 4.01. Conversion Privilege and Conversion Rate.
     (a) Upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into the consideration provided for in Section 4.13 in the following circumstances:
     (1) during any calendar quarter beginning after March 31, 2007, and only during such calendar quarter, if, and only if, the Closing Sale Price per share of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter was more than 130% of the Conversion Price in effect on the applicable Trading Day;

     (2) if the Company distributes to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days of the date of issuance, shares of Common Stock at less than the average of the per share Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the date immediately preceding the declaration date of such distribution;
     (3) if the Company distributes to all holders of Common Stock assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as determined by the Company’s Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution;
     (4) if an event specified in any of clauses (1) through (4) of the definition of Fundamental Change occurs;
     (5) at any time on or after January 15, 2026, but prior to the close of business on the second Business Day immediately preceding the Final Maturity Date;
     (6) during the five consecutive Trading Day period following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a reasonable request by a Holder in accordance with the procedures described below in Section 4.01(e)(ii), for each day of that period was less than 98% of the product of (i) the Closing Sale Price of the Common Stock for each day in that period and (ii) the Applicable Conversion Rate;
     (7) a Holder may surrender for conversion any of the Securities called for redemption at any time prior to the close of business on the third Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time. The right to convert Securities pursuant to this clause (7) will expire after the close of business on the third Business Day prior to the Redemption Date unless the Company defaults in making the payment due upon redemption. A Holder may convert fewer than all of its Securities so long as the Securities converted are an integral multiple of $1,000 principal amount; or
     (8) if the Company is a party to a consolidation, merger or binding share exchange pursuant to which all of the Common Stock would be exchanged for cash, securities or other property that is not otherwise a Fundamental Change (to the extent such transaction constitutes a Fundamental Change, the Securities shall be convertible as described in clause (4) above).
     (b) In the case of market price condition contemplated by clause (1) of Section 4.01(a), the Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date occurs, during that 30 consecutive Trading Day period.

     (c) In the case of a distribution contemplated by clauses (2) and (3) of Section 4.01(a), the Company shall notify Holders and the Trustee at least 20 days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (2) and (3) of Section 4.01(a), Holders may not convert the Securities if the Holders may otherwise participate in such distribution to the same extent as if the Securities had been converted into shares of Common Stock immediately prior to the time at which eligibility is determined for such transaction without converting their Securities, other than through adjustments contemplated by Section 4.06. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clause (2) or (3) of Section 4.01(a).
     (d) (i) In the case of a transaction contemplated by clause (4) of Section 4.01(a), Holders may surrender Securities for conversion at any time from and including the day that is 15 Business Days prior to the anticipated Fundamental Change Effective Date up to and including the close of business on the Trading Day prior to the Fundamental Change Effective Date, subject to expiration of a Holder’s conversion right with respect to any Securities submitted for repurchase. The Company shall notify the Holders and Trustee as promptly as practicable following the date the Company publicly announces such Fundamental Change, but in no event later than 15 Business Days prior to the Fundamental Change Effective Date.
     (ii) In the case of a transaction contemplated by clause (8) of Section 4.01(a), Holders may surrender Securities for conversion at any time from and including the date that is 15 Business Days prior to the anticipated effective time of the transaction up to and including five Business Days after the actual date of such transaction. The Company shall notify Holders as promptly as practicable following the date it publicly announces such transaction (but in no event less than 15 Business Days prior to the anticipated effective time of such transaction).
     (e) (i) For each calendar quarter of the Company, beginning with the calendar quarter ending March 31, 2007, the Conversion Agent on behalf of the Company will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Company and the Trustee in writing, to the extent the Trustee is not also serving as the Conversion Agent. Upon request of the Conversion Agent, the Company shall provide, or cause to be provided to, the Conversion Agent the Closing Sale Price of the Common Stock for the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter.
     (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (6) of Section 4.01(a) unless the Company requests such determination, and the Company shall have no obligation to make such request unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate over the relevant period. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate.
     (f) If a Security is submitted or presented for purchase upon a Fundamental Change or an Optional Repurchase Date pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date or Optional Repurchase Date, as the case may be, for such Security (unless the Company shall fail to make the Fundamental Change Purchase Price or Optional Repurchase Price payment, as the case may be, when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Fundamental Change Purchase Notice or an Optional Repurchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice or Optional Repurchase Notice, as the case may be, in accordance with the provisions of Article 3.
     (g) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     (h) If a Fundamental Change occurs prior to January 21, 2014 as a result of a transaction specified in any of clauses (1) through (4) of the definition thereof, and a Holder elects to convert its Securities in connection with such Fundamental Change, then the Conversion Rate per $1,000 principal amount of Securities otherwise in effect in respect of Securities that are converted shall be increased by a number of additional shares of Common Stock (the “Additional Fundamental Change Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such a Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from and including the day that is 15 Business Days prior to the anticipated Fundamental Change Effective Date up to and including the Trading Day prior to the Fundamental Change Purchase Date. The number of Additional Fundamental Change Shares shall be determined by reference to the table below and is based on the Fundamental Change Effective Date and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Sale Prices of the Common Stock on the 10 consecutive Trading Days immediately preceding, but excluding, the applicable Fundamental Change Effective Date.
     The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted, other than as a result of an adjustment of the Conversion Rate by virtue of the provisions of this Section 4.01(h). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. In addition, the number of Additional Fundamental Change Shares shall be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.06 hereof.
     The following table sets forth the amount of Additional Fundamental Change Shares, if any, by which the Applicable Conversion Rate per $1,000 principal amount of Securities will increase for each Stock Price and Fundamental Change Effective Date set forth below:

Effective Date	$18.83	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00
December 8, 2006	12.26	10.88	8.61	6.98	5.78	4.86	3.60	2.79	2.23	1.83	1.52	1.29	1.10	0.94	0.82
January 15, 2008	12.26	10.72	8.35	6.66	5.44	4.52	3.28	2.51	1.99	1.62	1.35	1.14	0.97	0.84	0.72
January 15, 2009	12.26	10.50	8.01	6.27	5.03	4.11	2.91	2.19	1.72	1.39	1.15	0.97	0.83	0.72	0.62
January 15, 2010	12.26	10.28	7.64	5.82	4.54	3.63	2.47	1.81	1.40	1.13	0.93	0.79	0.68	0.58	0.51
January 15, 2011	12.26	10.02	7.17	5.25	3.94	3.04	1.95	1.37	1.04	0.83	0.69	0.58	0.50	0.44	0.38
January 15, 2012	12.26	9.75	6.61	4.51	3.17	2.28	1.31	0.86	0.63	0.50	0.42	0.36	0.31	0.27	0.24
January 15, 2013	12.26	9.35	5.76	3.50	2.10	1.28	0.52	0.29	0.20	0.17	0.14	0.12	0.11	0.10	0.09
January 21, 2014	12.26	9.15	4.56	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
     If the Stock Price or Fundamental Change Effective Date is not set forth on the table above: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two dates on the table, the amount of Additional Fundamental Change Shares will be determined by a straight-line interpolation between the number of Additional Fundamental Change Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $75.00 per share of Common Stock, subject to adjustment as set forth herein, no Additional Fundamental Change Shares will be issued upon conversion, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $18.83 per share of Common Stock, subject to adjustment as set forth herein, no Additional Fundamental Change Shares will be issued upon conversion.
     Notwithstanding the foregoing paragraph, in no event will the Conversion Rate exceed 53.1067 per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in Section 4.06(a) hereof.
     (i) Except as set forth in Section 4.02(c), by delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued but unpaid interest (including Additional Interest, if any), attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
     Section 4.02. Conversion Procedure.
     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2)

surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Conversion Agent, (4) pay all transfer or similar taxes, if required pursuant to Section 4.04, and (5) pay an amount equal to the interest as required by Section 4.02(c). The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
     (b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of Common Stock or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.
     (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion (such interest being payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date). However, such Holders must deliver to the Conversion Agent an amount in cash equivalent to such interest payment in order to convert their Securities; provided, however, that no such payment shall be required to be made (1) if such Securities have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to such Interest Payment Date, (2) if a Fundamental Change Purchase Date has been scheduled that is after such Regular Record Date and on or prior to such Interest Payment Date, or (3) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of conversion with respect to such Securities. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.
     (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03), shall be based on the aggregate principal amount of all Securities so converted.

     (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain Outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
     Section 4.03. Fractional Shares.
     The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash based upon the Average Price.
     Section 4.04. Taxes on Conversion.
     If a Holder converts a Security and the Company elects to deliver Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock upon such conversion. The Company shall also pay any such tax with respect to cash received in lieu of fractional shares. The Holder shall pay any such tax which is due because the Holder requests the shares to be issued or delivered in a name other than the Holder’s name, in which case the Holder shall pay that tax prior to receipt of such Common Stock. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 4.05. Company to Provide Stock.
     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit delivery of the Net Amount in shares of Common Stock.
     (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights of any securityholder of the Company and free of any lien or adverse claim as the result of any action by the Company.

     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.
     Section 4.06. Adjustment of Conversion Rate.
     (a) The Company will adjust the Conversion Rate if the following events occur:
     (1) If the Company issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
     where,

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Conversion Rate in effect taking such event into account;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to such event; and

OS1	=	the number of shares of the Common Stock outstanding immediately after such event.
Any adjustment made pursuant to this clause (1) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the dividend or distribution had not been declared.
     (2) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or issues to all holders of Common Stock securities convertible into shares of Common Stock for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)
     where,

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Conversion Rate taking such event into account;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to such event;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y	=	the number of shares of the Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities divided by (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.
For purposes of this paragraph (2), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, shares of Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. If any right, warrant, option, other security or convertible security described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
     (3) If the Company distributes shares of its capital stock, evidences of indebtedness or other assets or property to all holders of the Common Stock, excluding:
     (A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (1) or (2) above;
     (B) dividends or distributions paid exclusively in cash; and
     (C) Spin-Offs described below in this clause (3),

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
(SP0 – FMV)
     where,

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Conversion Rate taking such event into account;

SP0	=	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Company’s Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the Ex-Dividend Date for such distribution.
An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of Common Stock entitled to receive such distribution.
     If the Company distributes to all holders of the Common Stock, capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other of the Company’s business units (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the date fixed for determination of holders of the Common Stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 = CR0 x	(FMV0 + MP0)
MP0
     where,

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Conversion Rate taking such event into account;

FMV0	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the shares of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.
An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day after the effective date of the Spin-Off. If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (4) If the Company makes any cash dividend or distribution in respect of any of the Company’s quarterly fiscal periods (without regard to when paid) to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C
     where,

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Conversion Rate taking such event into account;

SP0	=	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the day prior to the Ex Dividend Date for such distribution; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock in respect of such quarterly fiscal period.
An adjustment to the Conversion Rate made pursuant to this paragraph (4) shall become effective on the date immediately after the date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (5) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
(SP1 x OS0)

where,

CR0	=	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1	=	the new Conversion Rate taking into account such event;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Expiration Time;

OS1	=	the number of shares of the Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Time.
If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.
     Any adjustment to the Conversion Rate made pursuant to this paragraph (5) shall become effective on the date immediately following the Expiration Time. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.
     (b) In addition to the adjustments pursuant to Section 4.06(a), the Company may in its sole discretion increase the Conversion Rate as the Company’s Board of Directors deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire shares of Common Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Company’s Board of Directors has determined that such increase would be in the Company’s best interests. If the Company’s Board of Directors makes such determination, it will be conclusive and the Company shall mail to Holders a notice of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.
     (c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (d) If the Company has in effect a rights plan while any Securities remain Outstanding, Holders of Securities will receive, upon a conversion of Securities in respect of which the Company has elected to deliver Net Shares, in addition to such Net Shares, rights under the Company’s shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Securities would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver as Net Shares upon conversion of Securities, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, evidences of indebtedness or other assets or property pursuant to Section 4.06(a)(3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights agreement to provide that upon a conversion of Securities the Holders will receive, in addition to shares of Common Stock that the Company elects to deliver as Net Shares upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement. To the extent that the Company adopts any future shareholder rights agreement, upon a conversion of Securities in respect of which the Company elects to deliver Common Stock as Net Shares, a Holder of Securities shall receive, in addition to Common Stock, the rights under the future shareholder rights agreement whether or not the rights have separated from the Common Stock at the time of conversion, and no adjustment will be made in accordance with the provisions of Section 4.06(a)(3) or otherwise.
     (e) Notwithstanding the provisions set forth in Section 4.06(a), in no event shall the Conversion Rate exceed 53.1067 per $1,000 principal amount of Securities as a result of an adjustment pursuant to clause (4) or (5) of Section 4.06(a), subject to adjustment in the manner set forth in clauses (1) through (3) of Section 4.06(a).
     Section 4.07. No Adjustment.
     (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to the time at which eligibility is determined for such transactions) without converting the Securities held by such Holders.
     (b) The Conversion Rate will not be adjusted except as specifically set forth in Section 4.06 and Section 4.01(h). Without limiting the foregoing, the Conversion Rate will not be adjusted for:
     (1) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Company’s common stock under any plan;

     (2) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company;
     (3) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;
     (4) a change in the par value of the Common Stock; and
     (5) accumulated and unpaid dividends or distributions.
     (c) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(c) shall be carried forward and taken into account in any subsequent adjustment. All required calculations under this Article 4 shall be made to the nearest cent or to the nearest one- thousandth of a share, as the case may be, with one half cent and 0.0005 of a share, respectively, being rounded upward. Notwithstanding the foregoing, if Securities are called for redemption, upon a Fundamental Change, or upon a conversion by a Holder, all adjustments not previously made will be made on the applicable Redemption Date.
     Section 4.08. Notice of Adjustment.
     Whenever the Conversion Rate is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The Trustee shall forward the Company’s calculation to any Holder upon request within 20 Business Days of the effective date of any adjustment. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     Section 4.09. Notice of Certain Transactions.
     In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
     Section 4.10. Effect of Consolidation, Merger or Binding Share Exchange.

     In the case of a transaction contemplated by clauses (4) or (8) of Section 4.01(a), as applicable, if the Company is a party to a consolidation, merger or binding share exchange pursuant to which all shares of the Common Stock are exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of Securities and the Conversion Value will be based on the kind and amount of cash, securities or other property that a Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the amounts and types of consideration that the holders of Common Stock who affirmatively made such an election received in such transaction or as a result of such event.
     Section 4.11. Withholding.
     Upon surrender of a Security for conversion, the Holder shall deliver to the Company cash equal to the amount that the Company is required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the Holder does not deliver such cash, the Company may deduct and withhold from the consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.
     Section 4.12. Trustee’s Disclaimer.
     The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.
     Section 4.13. Conversion Settlement.
     (a) Upon a conversion of Securities, the Company shall deliver, in respect of each $1,000 principal amount of Securities tendered for conversion:
     (1) cash in an amount (the “Principal Return”) equal to the lesser of (1) the principal amount of the Securities surrendered for conversion and (2) the Conversion Value; and
     (2) if the Conversion Value is greater than the Principal Return, an amount (the “Net Amount”) in cash or Common Stock, at the Company’s option (as provided in paragraph (b) below) with an aggregate value equal to the difference between the Conversion Value and the Principal Return.
     (b) The Company may elect to deliver any portion of the Net Amount in cash (the “Net Cash Amount”) or Common Stock, and any portion of the Net Amount the Company elects to deliver in Common Stock (the “Net Shares”) will be the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Period. Prior to the close of business on the second Trading Day following the date on which Securities are tendered for conversion, the Company shall inform Holders of such Securities of its election to pay cash for all or a portion of the Net Amount and, if applicable, the portion of the Net Amount that will be paid in cash and the portion that will be delivered in the form of Net Shares.
     (c) The Company shall determine the Conversion Value, Principal Return, Net Amount, Net Cash Amount and the number of Net Shares, as applicable, promptly at the end of the Applicable Conversion Period. For the purposes of Sections 4.13(a) and (b), in the event that any of the Conversion Value, Principal Return, Net Amount, Net Cash Amount and the number of Net Shares, as applicable cannot be determined for all portions of the Applicable Conversion Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Principal Return, Net Amount, Net Cash Amount and the number of Net Shares, as applicable.
     (d) Upon the conversion of a Security, the Company shall pay the Principal Return and cash in lieu of fractional shares, and deliver Net Shares or pay the Net Cash Amount, as applicable, as promptly as practicable but in no event later than the third Business Day following the last Trading Day of the Applicable Conversion Period.
ARTICLE 5
COVENANTS
     Section 5.01. Payment of Securities.
     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by noon, New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued but unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, interest, the Fundamental Change Purchase Price, the Optional Repurchase Price, the Redemption Price and Additional Interest, if any, in each case if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
     (b) Payment of the principal of, and interest (including Additional Interest, if any) on, the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be at the address set forth in Section 2.03(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
     Section 5.02. SEC and Other Reports.
     (a) The Company shall deliver to the Trustee, upon request, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to file information, documents or reports pursuant to either of those sections, then it will provide to the Trustee and to the SEC (unless the SEC will not accept such filings) such reports as may be prescribed by the SEC at such time.
     (b) The Company intends to file the reports referred to in paragraph (a) above in this Section 5.02 hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of Section 5.02(a) and TIA Section 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 5.02(b) shall be solely for the purposes of compliance with this Section 5.02(b) and with TIA Section 314(a).
     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 5.03. Compliance Certificates.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006), an Officers’ Certificate (signed by one of the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company) as to the signer’s knowledge of the Company’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.04. Further Instruments and Acts.
     Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.05. Maintenance of Corporate Existence.
     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06. Rule 144A Information Requirement.
     If at any time the Company is not subject to the reporting requirements of the Exchange Act, the Company shall promptly furnish to the Holders, beneficial owners and prospective purchasers of the Securities or underlying shares of Common Stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those Securities or shares of Common Stock pursuant to Rule 144A.
     Section 5.07. Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or accrued but unpaid interest (including Additional Interest, if any) on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08. Payment of Additional Interest.
     If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     Section 5.09. Maintenance of Office or Agency.
     The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.
     Section 5.10. No Layering of Indebtedness.
     The Company may not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of Senior Indebtedness and senior in right of payment to the Securities.
ARTICLE 6
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
     Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.
     The Company may consolidate with, or sell, lease or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person, provided that:
     (1) the Company shall be the continuing corporation, or the successor person, if other than the Company, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by sale, lease or conveyance, shall either directly or indirectly, expressly assume payment of the principal of, and interest on, the Securities and the due and punctual performance and observance of all of the other covenants contained in this Indenture, subject to the Company’s continuing obligations set forth in this Indenture or otherwise;
     (2) if as a result of such transaction the Securities become convertible or exchangeable into Common Stock or other Securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the Securities and this Indenture;

     (3) the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets shall be a United States entity;
     (4) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (5) the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 6.02. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entity, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01. Events of Default.
     (a) The following events are “Events of Default”:
     (1) a default for 30 days in the payment of any installment of interest on or any Additional Interest on the Securities, whether or not prohibited by Article 12 of this Indenture;
     (2) a default in the payment of the principal of the Securities when the Securities become due and payable, whether on the Final Maturity Date or any earlier date of redemption or repurchase or otherwise, and whether or not prohibited by Article 12 of this Indenture;
     (3) a default in the delivery when due of the Conversion Value, on the terms set forth in this Indenture and the Securities, upon exercise of a Holder’s conversion right in accordance with this Indenture and the continuation of such Default for 10 days;

     (4) the Company’s failure to provide the Company Notice when required under Section 3.01(b) hereof;
     (5) a default in the performance, or breach, of any of the other covenants contained in this Indenture, continued for 60 days after written notice as provided pursuant to this Indenture;
     (6) the Company’s failure to pay any final judgments in excess of $20.0 million in the aggregate by the Company or one of its Subsidiaries and such judgments are not paid, discharged or stayed for a period of 60 days;
     (7) a default by the Company in the payment of an aggregate principal amount exceeding $20.0 million of any Indebtedness, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such Indebtedness, but only if such Indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided pursuant to this Indenture; and
     (8) the Company, or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences as a debtor a voluntary case or proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors;
     (E) files a petition in bankruptcy seeking reorganization or relief; or
     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; and
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) grants relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt;
     (B) appoints a Receiver of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     (b) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
     Section 7.02. Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 7.01(a)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued but unpaid interest (including Additional Interest, if any), through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued but unpaid interest (including Additional Interest, if any), shall be due and payable immediately. If an Event of Default specified in Section 7.01(a)(8) or (9) occurs in respect of the Company or any Significant Subsidiary and is continuing, the principal amount of, and accrued but unpaid interest (including Additional Interest, if any) on, all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. At any time after such a declaration of acceleration with respect to the Securities has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Securities are payable:
     (A) all overdue installments of interest (including Additional Interest, if any) payable in respect of all Outstanding Securities,
     (B) the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Interest at the rate or rates borne by or provided for in the Securities, and

     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default other than the nonpayment of the accelerated principal of, or interest (including Additional Interest, if any) on, the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04.
     Section 7.03. Other Remedies.
     (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount of, and accrued but unpaid interest (including Additional Interest, if any) on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.
     Section 7.04. Waiver of Defaults and Events of Default.
     Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, or any accrued but unpaid interest (including Additional Interest, if any) on, any Security, an uncured failure by the Company to convert any Securities into Common Stock and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.
     Section 7.05. Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then Outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 7.06. Limitations on Suits.
     (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 4) unless:
     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding.
     (b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.
     Section 7.07. Rights of Holders to Receive Payment and to Convert.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal, interest, Redemption Price, Optional Repurchase Price, Fundamental Change Purchase Price, if any, or Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.08. Collection Suit by Trustee.
     If an Event of Default described in clause (1) or (2) of Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 7.09. Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.10. Priorities.
     (a) If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
     (1) First, to the Trustee for amounts due under Section 8.07;
     (2) Second, to Holders for amounts due and unpaid on the Securities for the Principal, interest, and Additional Interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities; and
     (3) Third, the balance, if any, to the Company.
     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
     Section 7.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then Outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 8
TRUSTEE
     Section 8.01. Obligations of Trustee.
     (a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
     This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 8.01(b);
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.
     This Section 8.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 8.02. Rights of Trustee.
     (a) Subject to Section 8.01:
     (1) The Trustee may rely conclusively and shall be protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (3) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.
     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company’s own funds.
     (8) The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default, or Fundamental Change unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default, Event of Default, or Fundamental Change.
     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.
     (10) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
     Section 8.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
     Section 8.04. Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     Section 8.05. Notice of Default or Events of Default.
     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs, unless that default shall have been cured or waived. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or interest (including Additional Interest, if any) on, any Security when due. This Section 8.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.
     Section 8.06. Reports by Trustee to Holders.
     (a) If a report is required by TIA Section 313, within 60 days after each July 15, beginning with the July 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c). In the event that no events have occurred under the applicable sections of the TIA, the Trustee shall be under no duty or obligation to provide such reports.
     (b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
     Section 8.07. Compensation and Indemnity.
     (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, claim, damage or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee of which a Responsible Officer has received written notice for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence, willful misconduct or bad faith.
     (d) The Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.
     Section 8.08. Replacement of Trustee.
     (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then Outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.
     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.
     (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in aggregate principal amount of the Securities then Outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     (d) If the Trustee fails to comply with Section 8.10, any Holder who has been a bona fide holder of indenture securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
     (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
     (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
     Section 8.09. Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
     Section 8.10. Eligibility; Disqualification.
     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 8.11. Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01. Satisfaction and Discharge of Indenture.
     (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether at the Final Maturity Date or any Redemption Date, Optional Repurchase Date or Fundamental Change Purchase Date, or upon conversion or otherwise;
provided that
     (1) the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or a Conversion Agent, if applicable, immediately available funds in trust and/or shares of Common Stock, if applicable, for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or the Redemption Date, Optional Repurchase Date, Fundamental Change Purchase Date or Conversion Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 5.01 and 13.05, Article 4, and this Article 9, shall survive such satisfaction and discharge.

     Section 9.02. Application of Trust Money.
     Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and interest (including Additional Interest, if any) on, the Securities.
     Section 9.03. Repayment to Company.
     (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 and (2) held by them at any time.
     (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 9.04. Reinstatement.
     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of, or interest (including Additional Interest, if any) on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01. Without Consent of Holders.
     Without the consent of any Holders of the Securities, the Company, when authorized by or pursuant to a resolution of the Board of Directors, and the Trustee may enter into an indenture to indentures supplemental hereto for any of the following purposes:

     (a) to evidence the succession or addition of another Person to the Company as obligor under this Indenture;
     (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in this Indenture;
     (c) to add any additional Events of Default for the benefit of the Holders of all the Securities;
     (d) to permit or facilitate the issuance of the Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders in any material respect.
     (e) to secure the Securities;
     (f) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee;
     (g) to provide for conversion or exchange rights of Holders of the Securities if any reclassification or change of shares of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property or assets occurs;
     (h) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise;
     (i) to cure any ambiguity, defect or inconsistency in this Indenture;
     (j) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Memorandum dated December 7, 2006 pursuant to which the Securities were offered and sold, to the extent that such provision in the “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Securities;
     (k) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate satisfaction and discharge of the Securities under this Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect; or
     (l) to take any other action that will not adversely affect the Holders.
     Section 10.02. With Consent of Holders.
     (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding and affected by such amendment or supplement

(voting together as a single class). However, subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
     (i) change the stated maturity, or any installment of interest (including Additional Interest, if any) on, the Securities;
     (ii) reduce the principal amount of, the rate of interest (including Additional Interest, if any) on the Securities;
     (iii) change the timing or reduce the amount payable on the redemption or repurchase of the Securities;
     (iv) make any change that impairs or adversely affects the rights of a Holder to convert Securities in accordance herewith;
     (v) change the place of payment, or the coin or currency, for payment of principal of, or interest (including Additional Interest, if any) on, the Securities;
     (vi) impair the right to institute suit for the enforcement of any payment on or with respect to Securities or the delivery of the Conversion Value as required by this Indenture upon a conversion of Securities;
     (vii) reduce the above stated percentage in aggregate principal amount of Outstanding Securities necessary to modify or amend this Indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in this Indenture; or
     (viii) modify any of the provisions of this Section 10.02 or the voting requirements contained in Section 7.02, 7.04, 7.05 or 8.08(a) of this Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of this Indenture may not be modified or waived without the consent of the Holders of each Outstanding Security affected thereby.
     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then Outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued but unpaid interest (including Additional Interest, if any) or Fundamental Change Purchase Price or Optional Repurchase Price, or in the obligation to deliver Common Stock or cash, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     (c) The written consent of Holders of at least 75% in aggregate principal amount of the Securities then Outstanding is required for any amendment or modification to the provisions of Article 12 of this Indenture that materially adversely affects the rights of Holders.

     (d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 10.03. Compliance with Trust Indenture Act.
     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04. Revocation and Effect of Consents.
     (a) Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.
     Section 10.05. Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06. Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 11
REDEMPTION
     Section 11.01. Redemption.
     (a) The Company shall not have the right to redeem any Securities prior to January 21, 2014. No sinking fund is provided for the Securities.
     (b) The Company shall have the right to redeem the Securities, in whole or in part at any time or from time to time, on or after January 21, 2014 upon not less than 30 nor more than 60 days’ prior written notice by mail to the Holders of the Securities, at a redemption price (“Redemption Price”) for cash equal to 100% of the principal amount of the Securities to be redeemed plus any accrued but unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date. If the Redemption Date is after the close of business on the Regular Record Date for the payment of an installment of interest and before the related Interest Payment Date, then the payment of interest becoming due on that date will be payable to the Holder of record at the close of business on the relevant Record Date, and the Redemption Price will not include such interest payment. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method the Trustee considers fair and appropriate or is required by the Depositary for the Securities. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption. Securities and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000. The Trustee shall notify the Company promptly of the Securities or portions of the principal amount thereof to be redeemed. If the Trustee selects a portion of a Security for partial redemption and a Holder converts a portion of the same Security before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be from the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
     (c) If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Redemption Price of such Securities on the Redemption Date, then, on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate (other than the right to receive the Redemption Price (and Additional Interest, if any) due on the Redemption Date). Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.
     (d) A notice of redemption sent to the Holders of Securities to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:
     (1) the name of the Paying Agent and Conversion Agent;
     (2) the then current Conversion Rate;

     (3) that Securities called for redemption may be converted at any time prior to the close of business on the third Business Day immediately preceding the Redemption Date, unless the Company fails to pay the Redemption Price; and
     (4) that Holders who wish to convert Securities must comply with the procedures relating thereto specified in Section 4.02 hereof.
ARTICLE 12
SUBORDINATION
     Section 12.01. Agreement to Subordinate.
     The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and the payment of the principal of, and interest (including Additional Interest, if any) on, all Securities and all other amounts and claims owing on and with respect to each and all of the Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Section 11.01 or the repurchase price with respect to Securities submitted for repurchase in accordance with Section 3.01 or Section 3.02, as the case may be, as provided in this Indenture) are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Indebtedness (or as otherwise agreed to by the holders of Senior Indebtedness) (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of, and interest (including Additional Interest, if any) on, the Securities in all respects shall rank equally with all existing or future Senior Subordinated Indebtedness of the Company, and prior to all existing and future Subordinated Indebtedness of the Company.
     This Article 12 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.
     Section 12.02. Liquidation; Dissolution; Bankruptcy.
     (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or in any marshalling of the assets and liabilities of the Company:
     (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or other payment satisfactory to holders of such Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and

     (2) until all Obligations with respect to Senior Indebtedness are paid in full in cash or in other payment satisfactory to such holders, any distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Indebtedness.
     Section 12.03. Default on Designated Senior Indebtedness.
     (a) The Company may not make any payment of the principal amount, redemption price, cash portion of the Conversion Value, Fundamental Change Purchase Price, Optional Repurchase Price, or interest or other cash obligations with respect to any Securities, nor may the Company redeem or acquire any Securities, if:
     (1) a payment default on Designated Senior Indebtedness (including, without limitation, upon any acceleration of the maturity thereof) occurs and is continuing; or
     (2) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a written notice of such default (a “Payment Blockage Notice”) from (A) the administrative agent for the lenders under the            Amended and Restated Credit Agreement or (B) the holders of, or the representative for, any Designated Senior Indebtedness.
     (b) Payments on, and redemption or repurchase of, the Securities may and will be resumed, if so permitted by the other Sections of this Indenture:
     (1) in the case of a payment default with respect to Designated Senior Indebtedness, upon the date on which such default is cured or waived or ceases to exist; and
     (2) in the case of a nonpayment default, upon the earliest of (x) the date on which such nonpayment default is cured or waived (so long as no other default exists), (y) 179 days after the date on which the applicable Payment Blockage Notice is received, or (z) the date on which the Trustee receives notice from a representative of Designated Senior Indebtedness rescinding such Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Indebtedness has been accelerated; provided that the terms of this Indenture otherwise permit the payment, redemption or acquisition of the Securities at that time.
     (c) No new Payment Blockage Notice may be delivered unless and until:
     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and
     (2) all scheduled payments of principal, interest, and Additional Amounts, if any, on the Securities that have come due have been paid in full in cash.

     (d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
     Section 12.04. Acceleration of Securities.
     If payment of the Securities is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Indebtedness of the acceleration.
     Section 12.05. When Distribution Must Be Paid Over.
     (a) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article 12, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon proper written request, to, the holders of Senior Indebtedness or their representative under the agreement pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, which with respect to any and all Indebtedness outstanding under the Amended and Restated Credit Agreement, shall mean the agent for such holders, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
     (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.
     Section 12.06. Notice by Company.
     (a) The Company shall promptly notify the Trustee and the paying agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 12, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 12.
     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the

Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.
     Section 12.07. Subrogation.
     After all Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other Indebtedness ranking pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Securities have been applied to the payment of Senior Indebtedness. A distribution made under this Article 12 to holders of Senior Indebtedness that otherwise would have been made to Holders of Securities is not, as between the Company and Holders, a payment by the Company on the Securities.
     Section 12.08. Relative Rights.
     (a) This Article 12 defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:
     (1) impair, as between the Company and Holders of Securities, the            obligation of the Company, which is absolute and unconditional, to pay principal of, and interest (including Additional Interest, if any) on, the Securities in accordance with their terms;
     (2) affect the relative rights of Holders of Securities and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or
     (3) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.
     (b) If the Company fails because of this Article 12 to pay the principal amount of the Securities, interest (including Additional Interest, if any), the redemption price with respect to the Securities to be called for redemption in accordance with Section 11.01 or the repurchase price with respect to Securities submitted for repurchase in accordance with Section 3.01 or Section 3.02, as the case may be, as provided in this Indenture as and when the same shall become due and payable in accordance with their terms, such failure is still a Default or Event of Default.

     Section 12.09. Subordination May Not Be Impaired By Company.
     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.
     Section 12.10. Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative or agent.
     Section 12.11. Reliance on Judicial Orders or Certificates.
     Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.
     Section 12.12. Rights of Trustee and Paying Agent.
     Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the paying agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office of the Trustee at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 12. Only the Company or a representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof.
     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.
     Section 12.13. Authorization to Effect Subordination.
     Each Holder of Securities, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 7.03 hereof at least thirty (30) days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.
     Section 12.14. Payment Permitted If No Default.
     Nothing contained in this Article 12 or any other provision relating to subordination elsewhere in this Indenture or in any of the Securities shall prevent the Company, except in the circumstances described in Section 12.02 and Section 12.03, from making payments at any time of the principal amount of the Securities, interest (including Additional Interest, if any), the redemption price with respect to the Securities to be called for redemption in accordance with Section 11.01 or the repurchase price with respect to Securities submitted for repurchase in accordance with Section 3.01 or Section 3.02, as the case may be, as provided in this Indenture.

ARTICLE 13
MISCELLANEOUS
     Section 13.01. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 13.02. Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:
Orbital Sciences Corporation
21839 Atlantic Blvd.
Dulles, Virginia 20166
Attention: General Counsel
Fax: (703) 406-5572
with a copy to:
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, NW
Washington, District of Columbia 20004
Attention: Eve Howard, Esq
Fax: (202) 637-5910
if to the Trustee, to:
The Bank of New York
101 Barclay Street – 8W
New York, New York 10286
Attention: Corporate Trust Administration
Fax: (212) 815-5707

     Such notices or communications shall be effective when received.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
     Section 13.03. Communications by Holders with Other Holder.
     Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 13.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if requested by the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 13.05. Record Date for Vote or Consent of Holders of Securities.
     (a) The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     (b) A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Company upon notice given as provided in this Indenture. Except for any consent that must be given by the Holder of each Security affected by specified modifications and amendments of this Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities. Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Indenture will be binding on all Holders of such Securities, whether or not present or represented at the meeting. The quorum at any meeting of Holders of the Securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of such Outstanding Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in aggregate principal amount of the Outstanding Securities, the persons holding or representing such specified percentage in aggregate principal amount of such Outstanding Securities will constitute a quorum.

     (c) Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of the Securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in aggregate principal amount of all Outstanding Securities affected thereby:
     (1) there shall be no minimum quorum requirement for such meeting; and
     (2) the aggregate principal amount of such Outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.
     Section 13.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.
     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 13.07. Payment Dates Not On A Business Day.
     If an Interest Payment Date, Final Maturity Date, Redemption Date, Fundamental Change Purchase Date or Optional Repurchase Date is not a Business Day, payment of principal or interest (including Additional Interest, if any) otherwise required to be made on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Final Maturity Date, Redemption Date, Fundamental Change Purchase Date or Optional Repurchase Date, and no interest shall accrue with respect to such payment for the intervening period. If a Regular Record Date is not a Business Day, the record date shall not be affected.
     Section 13.08. Governing Law.
     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 13.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 13.10. No Security Interest Created.
     Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

     Section 13.11. Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 13.12. Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 13.13. Separability.
     If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.14. Table of Contents, Headings, Etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 13.15. Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION COVERED HEREBY.
     Section 13.16. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[SIGNATURE PAGES FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ORBITAL SCIENCES CORPORATION
By:	/s/ Michael R. Williams
	Name:	Michael R. Williams
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK, as Trustee
By:	/s/ Louis Young
	Name:	Louis Young
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IS AWARE THAT THE TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;
     (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH ORBITAL SCIENCES CORPORATION OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO ORBITAL SCIENCES CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED

[1] This paragraph should be included only if the Security is a Global Security.

INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER; AND
     AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH ORBITAL SCIENCES CORPORATION OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ORBITAL SCIENCES CORPORATION OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH ORBITAL SCIENCES CORPORATION OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY.2

[2]	These paragraphs should be included only if the Security is a Restricted Security.

ORBITAL SCIENCES CORPORATION
2.4375% Convertible Senior Subordinated Notes due 2027

No. ___	CUSIP: 685564 AM 8 (Rule 144A)
685564 AN 6 (SEC Registered) ISIN: US685564AM83
     Orbital Sciences Corporation, a State of Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of                                          dollars ($[___]) on January 15, 2027.
     This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ORBITAL SCIENCES CORPORATION
By:
Name:
Title:

Dated:
Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
ORBITAL SCIENCES CORPORATION
2.4375% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2027
     This Security is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of December 13, 2006 between the Company and The Bank of New York, as trustee, and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Securities, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the Holders of the Securities and the terms upon which the Securities are authenticated and delivered. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
1. INTEREST
     The Securities shall bear interest at the rate of 2.4375% per annum from December 13, 2006 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on July 15 and January 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2007, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including December 13, 2006, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest will cease to accrue on a Security upon its maturity, conversion or repurchase by the Company at the option of a Holder or redemption. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.
2. METHOD OF PAYMENT
     Except as provided in the Indenture, the Company shall pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business (whether or not a Business Day) on the January 1 and July 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Securities to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Optional Repurchase Price or Fundamental Change Purchase Price of the Securities, plus, if applicable, accrued but unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Company’s option or repurchase at the Holder’s option. The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities on the dates and in the manner provided in this Security and the Indenture.

3. PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR
     Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Security may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Company in respect of this Security or the Indenture may be served and where the Securities may be surrendered for conversion in accordance with the provisions of paragraph 6 hereof and the Indenture. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.
4. REDEMPTION BY THE COMPANY
     The Company shall not have the right to redeem any Securities prior to January 21, 2014. The Company shall have the right to redeem the Securities for cash, in whole or in part at any time or from time to time, on or after January 21, 2014 at 100% of the principal amount of the Securities to be redeemed plus any accrued but unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date (the “Redemption Price”).
     Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.
5. OPTIONAL REPURCHASE RIGHTS; REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE
     (a) Subject to the terms and conditions of the Indenture, a Holder shall have the right to require the Company to repurchase all of its Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of January 15, 2014, January 15, 2017 and January 15, 2022 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Securities to be repurchased plus accrued but unpaid interest (including Additional Interest, if any) to, but excluding, such Optional Repurchase Date (the “Optional Repurchase Price”), upon delivery to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture.
     (b) If a Fundamental Change occurs at any time, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any of such Holder’s Securities having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Fundamental Change Purchase Date”) specified by the Company in the Company Notice for cash equal to the 100% of the principal amount of the Securities to be repurchased plus unpaid interest (including Additional Interest, if any) to the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”).
     (c) Holders have the right to withdraw any Optional Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

     (d) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Fundamental Change Purchase Price of such Securities on the Optional Repurchase Date or Fundamental Change Purchase Date, as the case may be, then, on and after such date and as set forth in the Indenture, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Fundamental Change Purchase Price upon delivery or transfer of the Securities).
6. CONVERSION
     The Securities shall be convertible into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.
     The initial Conversion Rate shall be 40.8513 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain circumstances as specified in the Indenture.
     If a Holder wishes to exercise its conversion right, such Holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, or, if the Securities are in book-entry form, comply with Applicable Procedures of the Depositary, and pay any transfer or similar tax, if required. The Conversion Agent will, on the Holder’s behalf, convert the notes into cash and common shares, if any. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.
     If the Holder has delivered an Optional Repurchase Notice or a Fundamental Change Purchase Notice requiring the Company to repurchase all or a portion of this Security pursuant to paragraph 5 hereof, then this Security (or portion hereof subject to such Optional Repurchase Notice or Fundamental Change Purchase Notice) may be converted only if the Optional Repurchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.
7. RANKING AND SUBORDINATION
     The Securities are senior subordinated unsecured obligations of the Company. The payment of the principal of, and interest (including Additional Interest, if any) on, the Securities will be subordinated in right of payment to the prior payment in full in cash of existing and future Senior Indebtedness of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of, and interest (including Additional Interest, if any) on, the Securities in all respects shall rank equally with all existing or future Senior Subordinated Indebtedness of the Company, or prior to all existing and future Subordinated Indebtedness of the Company. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes

8. DENOMINATIONS; TRANSFER; EXCHANGE
     This Security is issuable only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof. This Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the office or agency of the Company in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Security at the office or agency of the Company in The City of New York, one or more new Securities of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.
9. PERSONS DEEMED OWNERS
     The Holder of this Security may be treated as the owner of this Security for all purposes, and none of the Company or the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary, except as required by law.
10. ADDITIONAL RIGHTS OF HOLDERS
     In addition to the rights provided to Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of December 13, 2006, among the Company and the Initial Purchasers named therein.
11. MODIFICATION AND AMENDMENT; WAIVER
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Outstanding Securities affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities, in certain instances, to waive, on behalf of all of the Holders of Securities, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
12. DEFAULTS AND REMEDIES
     The Indenture sets forth events that constitute an Event of Default under the Indenture. If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount (together with accrued but unpaid interest) on the Securities in the manner and with the effect provided in the Indenture. If certain bankruptcy or insolvency events occur and continue with respect to the Company or a Significant Subsidiary, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.
14. CONSOLIDATION, MERGER, AND SALE OF ASSETS
     In the event of a consolidation or merger of the Company or a sale, lease or conveyance of all or substantially all of the assets of the Company as described in Article 6 of the Indenture, the successor entity to the Company shall succeed to and be substituted for the Company and may exercise the rights and powers of the Company under the Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Securities.
15. TRUSTEE AND AGENT DEALINGS WITH THE COMPANY
     The Trustee, Paying Agent, Conversion Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.
17. CALCULATIONS IN RESPECT OF THE SECURITIES
     Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Securities shall be the obligation of the Company. These calculations include, but are not limited to, determinations of the Conversion Price and Conversion Rate applicable to the Securities. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be made in good faith and, absent manifest error, shall be final and binding on the Company and the Holders. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request within 20 Business Days of the effective date of any adjustment.
18. GOVERNING LAW
     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:

(Sign exactly as your name appears on the
other side of this Security)
* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Security into Common Stock of the Company, check the box:
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:

(Sign exactly as your name appears on the
other side of this Security)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES(1)
     The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this
Global Security
Following Such Decrease		Amount of Decrease in	Amount of Increase in
Date of Exchange (or	Authorized Signatory of	Principal Amount of this	Principal Amount of this
Increase)	Securities Custodian	Global Security	Global Security

1.	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES
Re: 2.4375% Convertible Senior Subordinated Notes due 2027 (the “Securities”) of Orbital Sciences Corporation
This certificate relates to $      principal amount of Securities owned in (check applicable box)
☐ book-entry or ☐ definitive form by                      (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of December 13, 2006 between Orbital Sciences Corporation and The Bank of New York, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

Such Security is being acquired for the Transferor’s own account, without transfer.

Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.
     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

(Insert Name of Transferor)